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                                                                Exhibit 23(i)


                        INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated February 12, 1993, relating to the consolidated financial statements of Tennessee Bancorp, Inc., appearing in the Current Report of Union Planters Corporation dated October 14, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





/s/ DELOITTE & TOUCHE
    Nashville, Tennessee
    January 20, 1994